UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

(Amendment No.)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

FOXWAYNE ENTERPRISES ACQUISITION CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.

FOXWAYNE ENTERPRISES ACQUISITION CORP.

1 Rockefeller Plaza, Suite 1039

New York, New York 10020

AMENDMENT NO. 1 TO PROXY STATEMENT

FOR THE SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD JANUARY 18, 2023

This Amendment No. 1 to the Proxy Statement (this “Amendment”) is being filed to amend the definitive proxy statement filed by FoxWayne Enterprises Acquisition Corp. (the “Company”) with the U.S. Securities and Exchange Commission (the “SEC”) on December 22, 2022 (the “Proxy Statement”) and made available to the Company’s stockholders in connection with the solicitation of proxies by the Company’s Board of Directors (the “Board”) for use at the Special Meeting of Stockholders, scheduled to be held virtually at 11:00 a.m. ET on January 18, 2023 (the “Special Meeting”). This Amendment is being filed with the SEC on December 28, 2022.

This Amendment updates the date by which you must submit a written request to Continental Stock Transfer & Trust Company, the Company’s transfer agent, that the Company redeem your public shares for cash and deliver your public shares to the transfer agent, physically or electronically through The Depository trust Company (“DTC”) from prior to 5:00 p.m., Eastern Time, on January 16, 2023 to prior to 5:00 p.m., Eastern Time, on January 13, 2023.

Except as specifically amended herein, all information in the Proxy Statement remains unchanged. No other changes have been made to the Proxy Statement. If you have already returned your proxy card or provided voting instructions, you do not need to take any action unless you wish to change your vote. This Amendment should be read in conjunction with the Proxy Statement.

******

The disclosure regarding the deadline by which to provide notice to the Company to redeem your public shares and deliver your public shares to the transfer agent, physically or through DTC which appears on pages 3, 7, and 19 of the Proxy Statement is hereby amended and restated as follows:

Pursuant to the Certificate of Incorporation, a public stockholder may request that the Company redeem all or a portion of such public stockholder’s public shares for cash if the either of the Extension Proposal or the Redemption Limitation Proposal is approved and the Company proceeds with implementation of the amendments. You will be entitled to receive cash for any public shares to be redeemed only if:

(i) you (a) hold public shares or (b) hold public shares as part of units and elect to separate such units into the underlying public shares and public warrants prior to exercising your redemption rights with respect to the public shares; and

(ii) prior to 5:00 p.m., Eastern Time, on January 13, 2023 (two business days prior to the vote at the Special Meeting), you (a) submit a written request to Continental Stock Transfer & Trust Company, the Company’s transfer agent, that the Company redeem your public shares for cash and (b) deliver your public shares to the transfer agent, physically or electronically through The Depository Trust Company (“DTC”).

In addition, the disclosure regarding the deadline by which to provide notice to the Company to redeem your public shares and deliver your public shares to the transfer agent, physically or through DTC which appears on page 20 of the Proxy Statement is hereby amended and restated as follows:

If you are a holder of public shares and you intend to seek redemption of your shares, you will need to deliver your public shares (either physically or electronically) to the transfer agent at the address below prior to 5:00 p.m., Eastern Time, on January 13, 2023 (two business days prior to the vote at the Special Meeting). If you have questions regarding the certification of your position or delivery of your shares, please contact:

Continental Stock Transfer & Trust Company

1 State Street 30th Floor

New York, New York 10004

Attention: Mark Zimkind

Email: mzimkind@continentalstock.com

-2-